                                    EXHIBIT 1

                                               No. of
                                               Shares            No. of         Price per
    Reporting Person         Trade Date       Purchased        Shares Sold        Share
    ----------------         ----------       ---------            ----           -----
Amici Associates           10/04/2000              60,000                         3.8850
Amici Associates           10/24/2000                 300                         4.4250
Amici Associates           10/30/2000                                 300         4.5371
Amici Associates           10/30/2000                               8,000         4.5371
Amici Associates           10/31/2000                               2,000         4.9398
Amici Associates           11/01/2000                              20,000         4.5679
Amici Associates           11/02/2000                              60,000         3.9394
Amici Associates           11/02/2000                             100,000         4.2037
Collector's Fund           10/04/2000                              60,000         3.8649
Collector's Fund           10/19/2000                               6,000         3.8149
Porter, Felleman            10/4/2000                              20,000         3.7500
Porter, Felleman           10/19/2000                                3000         3.8750



                                       4